SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pacific Gas and Electric Company
____________________________

(Exact name of registrant as specified in its charter)

California	94-0742640
_______________________________________	_______________________________________
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
77 Beale Street, P.O. Box 770000, San Francisco, CA	94177
___________________________________________	__________
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |x|

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which the Form relates:    33-61959

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7. 90% Deferrable Interest Subordinated Debentures	American Stock Exchange
Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
________________________________________________________________________________
Title of Class

Item 1.	Description of Registrant's Securities to Be Registered

The information required by this Item 1 is incorporated by reference to Registration Statement No. 33-61959 filed by the Company with the Commission pursuant to the Securities Act of 1933, and to the Prospectus and Prospectus Supplement dated November 21, 1995 and filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2.	Exhibits

Exhibit No.

1	Prospectus and Prospectus Supplement dated November 21, 1995

2

Indenture, dated as of November 28, 1995, between Pacific Gas and Electric Company and Bank One, N.A., as successor to First National Bank of Chicago, together with First Supplemental Indenture dated November 28, 1995, and Second Supplemental Indenture dated March 25, 1996

3	Form of 7.90% Deferrable Interest Subordinated Debenture, included in First Supplemental Indenture (exhibit 2 above)

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACIFIC GAS AND ELECTRIC COMPANY

By /s/ LINDA Y.H. CHENG
Date: December 18, 2001	LINDA Y.H. CHENG CORPORATE SECRETARY

EXHIBIT INDEX

Exhibit No.	Description

1	Prospectus and Prospectus Supplement dated November 21, 1995

2

Indenture, dated as of November 28, 1995, between Pacific Gas and Electric Company and Bank One, N.A., as successor to First National Bank of Chicago, together with First Supplemental Indenture dated November 28, 1995, and Second Supplemental Indenture dated March 25, 1996

3	Form of 7.90% Deferrable Interest Subordinated Debenture, included in First Supplemental Indenture (exhibit 2 above)

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